Exhibit 99.1
FINANCIAL STATEMENTS AND
INDEPENDENT AUDITORS’ REPORT
TCVA REALTY, LLC
t/a RESIDENCE INN BY MARRIOTT
TYSONS CORNER
DECEMBER 31, 2005

TCVA Realty, LLC
t/a Residence Inn by Marriott
Tysons Corner

Reznick Group, P.C. 500 East Pratt Street Suite 200 Baltimore, MD 21202-3100	Tel: (410) 783-4900 Fax: (410) 727-0460 www.reznickgroup.com
INDEPENDENT AUDITORS’ REPORT
Board of Directors
Hersha Hospitality Trust, Inc.
     We have audited the accompanying balance sheet of TCVA Realty, LLC t/a Residence Inn by Marriott Tysons Corner (TCVA Realty) as of December 31, 2005, and the related statements of operations, members’ equity and cash flows for the year then ended. These financial statements are the responsibility of TCVA Realty’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
     We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TCVA Realty as of December 31, 2005, and the results of its operations, the changes in members’ equity and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.
/s/  Reznick Group, P.C.
Baltimore, Maryland
July 31, 2006
Atlanta ■ Baltimore ■ Bethesda ■ Charlotte ■ Chicago ■ Sacramento ■ Tysons Corner

TCVA Realty, LLC
t/a Residence Inn by Marriott
Tysons Corner
BALANCE SHEET
December 31, 2005

ASSETS
ASSETS HELD FOR SALE
Land	$2,000,000
Building and improvements	9,091,055
Furniture and equipment	1,738,085

12,829,140
Less accumulated depreciation	1,165,788

Net investment in hotel properties	11,663,352

OTHER ASSETS
Cash	1,400
Accounts receivable	26,730
Accounts receivable — related parties	296,968
Prepaid expenses	20,156
Replacement reserves	16,285
Other assets, net of accumulated amortization of $31,135	93,406

$12,118,297

LIABILITIES AND MEMBERS’ EQUITY
LIABILITIES
Mortgage payable	$9,623,597
Accrued interest	54,042
Accounts payable and accrued expenses	167,955

Total liabilities	9,845,594

MEMBERS’ EQUITY
Members’ equity	2,272,703

$12,118,297

See notes to financial statements

TCVA Realty, LLC
t/a Residence Inn by Marriott
Tysons Corner
STATEMENT OF OPERATIONS
Year ended December 31, 2005

Revenue
Room revenue	$3,989,654
Telephone revenue	15,442
Other revenue	13,892

Total revenue	4,018,988

Expenses
Food	98,968
Beverage	289
Salaries and wages	919,148
Management contract	160,343
Advertising	101,744
Utilities	126,265
Repairs and maintenance	180,748
Insurance	39,887
Real estate taxes	129,738
General and administrative	417,795
Franchise fees	199,022
Interest expense	642,271
Depreciation	422,183
Amortization	12,454

Total expenses	3,450,855

Net income	$568,133

See notes to financial statements

TCVA Realty, LLC
t/a Residence Inn by Marriott
Tysons Corner
STATEMENT OF MEMBERS’ EQUITY
Year ended December 31, 2005

Balance, December 31, 2004,	$2,349,570

Distributions	(645,000)

Net income	568,133

Balance, December 31, 2005	$2,272,703

See notes to financial statements

TCVA Realty, LLC
t/a Residence Inn by Marriott
Tysons Corner
STATEMENTS OF CASH FLOWS
Year ended December 31, 2005

Cash flows from operating activities
Net income	$568,133
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	434,637
Decrease (increase) in assets
Accounts receivable	3,707
Accounts receivable — related parties	(296,004)
Prepaid expenses	57,157
(Decrease) increase in liabilities
Accounts payable and accrued expenses	(42,291)

Net cash provided by operating activities	725,339

Cash flows from investing activities
Net withdrawals from real estate tax escrow	672,470
Investment in hotel property	(786,614)

Net cash used in investing activities	(114,144)

Cash flow from financing activities
Mortgage principal payments	(169,478)
Distributions to partners	(645,000)

Net cash used in financing activities	(814,478)

NET DECREASE IN CASH	(203,283)

Cash, beginning	204,683

Cash, end	$1,400

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$642,271

See notes to financial statements

TCVA Realty, LLC
t/a Residence Inn by Marriott
Tysons Corner
NOTES TO FINANCIAL STATEMENTS
December 31, 2005
NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
TCVA Realty, LLC t/a Residence Inn by Marriott (the Company) was formed and organized as a limited liability company under the laws of the Commonwealth of Virginia on June 30, 2003. The operating agreement provided for the purchase and operation of a limited service hotel. The Company began operation as a Residence Inn by Marriott on July 1, 2003.
Under terms of the operating agreement, the Class A members are entitled to a 12% cumulative preference on their original capital contributions. Thereafter, cash flow is allocated 50% to Class A members and 50% to Class B members and 0% to the managing member.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported accounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Investment in Hotel Properties
The hotel properties are stated at cost. Depreciation is provided for in amounts sufficient to relate the costs of depreciable assets to operations by use of the straight-line method over their estimated useful lives:

Building and improvements	15-40 years
Furniture and equipment	5 years
Maintenance and repairs are charged to operations as incurred. Additions and major improvements are capitalized. Upon sale or disposition, both the asset and related accumulated depreciation are relieved and the related gain or loss is included in operations.

TCVA Realty, LLC
t/a Residence Inn by Marriott
Tysons Corner
NOTES TO FINANCIAL STATEMENTS — CONTINUED
December 31, 2005
The Owners evaluate long-lived assets for potential impairment by analyzing the operating results, trends and prospects for the properties and considering any other events and circumstances which might indicate potential impairment.
Loan Costs
Loan costs are amortized over the terms of the corresponding agreements using the straight-line method.
Revenue Recognition
Room and other revenue are recognized as earned.
Accounts Receivable and Bad Debts
Accounts receivable are charged to bad debt expense when they are determined to be uncollectible based upon periodic review of the accounts by management. Accounting principles generally accepted in the United States of America require that the allowance method be used to recognize bad debt expense; however, the effects of using the direct write-off method is not materially different from the results that would have been obtained under the allowance method.
Advertising Costs
Advertising costs are expensed as incurred; including costs incurred under the terms of the franchise agreements.
Income Taxes
No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the members on their respective income tax returns.

TCVA Realty, LLC
t/a Residence Inn by Marriott
Tysons Corner
NOTES TO FINANCIAL STATEMENTS — CONTINUED
December 31, 2005
NOTE 2 — OTHER ASSETS
As of December 31, 2005, other assets consisted of the following:

Financing fees	$124,541

Accumulated amortization	(31,135)

$93,406

Amortization expense related to the above assets for five years following December 31, 2005 is as follows:

December 31, 2006	$12,454
2007	$12,454
2008	$12,454
2009	$12,454
2010	$12,454
NOTE 3 — MORTGAGE PAYABLE
On July 1, 2003, the Company entered into a mortgage with GMAC Commercial Mortgagee Corporation in the original amount of $10,000,000. Monthly payments of $67,645 are required through maturity on August 1, 2013. Interest on the loan accrues at 6.52%. The loan is secured by a first deed of trust.

TCVA Realty, LLC
t/a Residence Inn by Marriott
Tysons Corner
NOTES TO FINANCIAL STATEMENTS — CONTINUED
December 31, 2005
Annual principal payments on the mortgage for the five years and thereafter following December 31, 2005, are as follows:

December 31, 2006	$181,027
2007	193,363
2008	204,786
2009	220,495
2010	235,521
Thereafter	8,588,405

$9,623,597

NOTE 4 — RELATED PARTY TRANSACTIONS
Management Fee
TCVA Realty is managed by Pinnacle Hotel Management, LLC (the Management Company), an affiliate of the members in the Company, pursuant to an agreement which provides for a management fee of 4% of gross revenues. For the year ended December 31, 2005, total fees of $160,343 were incurred, of which $37,973 remains payable at December 31, 2005, and are included in accounts payable and accrued expenses.
Due from Affiliates
The Company has advanced monies to affiliated entities for certain shared costs. As of December 31, 2005, $10,207 remains outstanding and is included in accounts receivable — related parties. The advances are unsecured, noninterest bearing and due on demand.
The Management Company manages 17 total properties and maintains a cash concentration account for its operations. During the year, TCVA Realty has advanced funds to the Management Company in the amount of $286,761, all of which is outstanding and included in accounts receivable - related parties. The advances are unsecured, noninterest bearing and due on demand.

TCVA Realty, LLC
t/a Residence Inn by Marriott
Tysons Corner
NOTES TO FINANCIAL STATEMENTS — CONTINUED
December 31, 2005
NOTE 5 — FRANCHISE AGREEMENTS
Pursuant to the franchise agreements entered into between the Owners and Marriott, TCVA Realty is required to pay monthly royalty and marketing fees which are 5% and 2.5%, respectively, of gross room revenue. During the year ended December 31, 2005, total royalty and marketing fees paid to the franchisor amount to $199,022 and 99,511, respectively.
NOTE 6 — ASSETS HELD FOR SALE
On September 28, 2005, Hersha Hospitality Trust entered into a purchase and sale agreement with TCVA Realty for the acquisition of the hotel property. The consideration of $20,000,000, less any applicable selling costs, is in excess of the net book value of the hotel property. All revenue and expenses included in the statement of operations are a result of the hotel property.
On February 2, 2006, Hersha Hospitality Trust completed the acquisition of substantially all of the assets of TCVA Realty, LLC for a purchase price of $19.75 million, including $9.6 million assumed in debt and the remainder paid for with cash on hand and borrowings under a credit line with Commerce Bank.